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                                                                EXHIBIT 23.2


The Board of Directors
Corixa Corporation:


We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



                                /s/ KPMG Peat Marwick LLP


Seattle, WA
October 2, 1997